Exhibit 23.2


                         Independent Auditor's Consent



We consent to the incorporation by reference in this Registration Statement of Hallwood Energy Corporation on Form S-8 of our reports dated March 24, 1999 (relating to the consolidated financial statements of Hallwood Consolidated Resources Corporation and Hallwood Energy Partners, L.P.) Appearing in the Registration Statement (No. 333-77409) on Form S-4 of Hallwood Energy Corporation.

/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP
Denver, Colorado

June 25, 1999





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